Execution Version Exhibit 2.3 4858-2502-3437.6 TRANSITION SERVICES AGREEMENT by and between Mayflower Vehicle Systems, LLC, Commercial Vehicle Group, Inc., and SVO, LLC Dated as of September 6, 2024

4858-2502-3437.6 TRANSITION SERVICES AGREEMENT This TRANSITION SERVICES AGREEMENT (this “TSA”), dated as of September 6, 2024 (the “Effective Date”), by and among (i) Mayflower Vehicle Systems, LLC, a Delaware limited liability company (“Mayflower”), (ii) Commercial Vehicle Group, Inc., a Delaware corporation and the sole equityholder of Mayflower (“CVG”, and together with Mayflower, the “Seller Parties”), and (iii) SVO, LLC, a Delaware limited liability company (“Buyer”). The Seller Parties and Buyer are referred to herein individually as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, the Seller Parties and Buyer are parties to that certain Asset Purchase Agreement, dated as of July 31, 2024 (the “Purchase Agreement”), whereby Buyer is purchasing all or substantially all of the assets of Mayflower. WHEREAS, in order to assist, on a temporary basis, with the operation of the Business and the Purchased Assets and the assumption of the Assumed Liabilities by Buyer after the Closing, upon the terms and subject to the conditions set forth in this TSA, Buyer desires to receive from the Seller Parties, and the Seller Parties agree to provide, or cause to be provided, to Buyer certain transition services as set forth in this TSA. WHEREAS, in order to assist, on a temporary basis, with Seller Parties’ performance of certain Excluded Contracts, Seller Parties desire to receive from Buyer, and Buyer agrees to provide, or cause to be provided, to Seller Parties certain transition services as set forth in this TSA. AGREEMENT In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows: ARTICLE I DEFINITIONS AND INTERPRETATION Section 1.1 Certain Defined Terms. Capitalized terms used but not defined in this TSA shall have the respective meanings ascribed to such terms in the Purchase Agreement. Section 1.2 Interpretation. When a reference is made in this TSA to a section, article, or schedule such reference shall be to a section, article or schedule of this TSA unless otherwise indicated. The headings contained in this TSA or in any schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this TSA. All words used in this TSA will be construed to be of such gender or number as the circumstances require. All schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this TSA as if set forth herein. The word “including” and words of similar import when used in this TSA will mean “including, without limitation,” unless otherwise specified. The term “hereof,” “herein” and “hereunder” and words of similar import when used in this TSA shall refer to this TSA as a whole and not to any particular provision in this TSA. The term “or” is not exclusive.

2 The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. ARTICLE II PROVISION OF THE TRANSITION SERVICES Section 2.1 Transition Services. 2.1.1 The Seller Parties shall use commercially reasonable efforts to provide, or subject to Section 6.3 cause to be provided (through their respective Affiliates, authorized third parties, or otherwise), to Buyer (i) all of the services specified in Schedule 1 for a period commencing on October 1, 2024 and ending twelve (12) months thereafter (the “Seller Service Period”) unless such Seller Service Period is earlier terminated, or extended, in accordance with the terms of this TSA and (ii) the applicable services Seller Parties are required to provide as specified in Schedule 4 for a period commencing on September 6, 2024 and ending on September 30, 2024 ((i) and (ii) collectively, the “Seller Transition Services”). Buyer shall use commercially reasonable efforts to provide, or subject to Section 6.3 cause to be provided (through their respective Affiliates, authorized third parties, or otherwise), to Seller Parties (a) all of the services specified in Schedule 2 for a period commencing on the Closing Date and ending twelve (12) months thereafter (the “Buyer Service Period”), unless such Buyer Service Period is earlier terminated, or extended, in accordance with the terms of this TSA and (b) the applicable services Buyer is required to provide as specified in Schedule 4 for a period commencing on September 6, 2024 and ending on September 30, 2024 ((a) and (b) collectively, the “Buyer Transition Services” and together with the Seller Transition Services, the “Transition Services”). Buyer or Seller Parties, as applicable, when providing such services shall be referred to herein as the “Provider” and Seller Parties or Buyer when receiving such services shall be referred to herein as the “Recipient”. 2.1.2 Notwithstanding the contents of Schedule 1, Schedule 2 and Schedule 4, (i) Seller Parties agree to respond in good faith to any reasonable request by Buyer for access to any additional services that are necessary for the operation of the Purchased Assets and the Business and the assumption of the Assumed Liabilities by Buyer and which are not currently contemplated in Schedule 1 or Schedule 4 and (ii) Buyer agrees to respond in good faith to any reasonable request by Seller Parties for access to any additional services that are necessary for the Seller Parties’ performance under the Customer Contracts (as defined below) and which are not currently contemplated in Schedule 2. Any such additional services so provided by a Party shall constitute Transition Services under this TSA and be subject to the provisions of this TSA in all respects. Section 2.2 Performance Metrics. Each Provider shall provide, or cause to be provided, the applicable Transition Services in good faith and consistent with commercially reasonable quality levels and best practices for the trucking industry. The Parties agree to assign, or cause to be assigned, sufficient resources and qualified personnel as are reasonably required to perform the applicable Transition Services. All employees of a Provider that will provide Services to a Recipient shall be subject to the ultimate control and direction of Recipient during those times when an employee is providing Services for a Recipient, and at all other times, such employees shall be subject to the control and direction of Provider. The foregoing sentence shall only apply as of and after October 1, 2024. All Seller Party employees shall remain Seller Party employees

3 until certain of such employees may become employees of Buyer, or its Affiliates, in accordance with Section 5.4 of the Purchase Agreement. Section 2.3 Intellectual Property. Except as otherwise expressly provided herein and in the Purchase Agreement, each Party shall retain all right, title and interest in and to their respective intellectual property rights, and no other license (other than to the extent necessary for the provision and receipt of the Transition Services) or other right, express or implied, is granted hereunder by either Party to its intellectual property rights. Each Party shall from time to time execute any documents and take any other actions reasonably requested by the other Party to effectuate the purposes of this Section 2.3. Section 2.4 Cooperation. The Recipient shall provide all cooperation and assistance reasonably required by the Provider or any of their Affiliates or subcontractors to enable Provider to provide, or cause to be provided, the applicable Transition Services. Each Party shall provide reasonable access to its premises as necessary to enable the Provider to perform their obligations under this TSA and to enable the Recipient to receive Services under this TSA. Section 2.5 Transition Managers. Each Party shall appoint an individual to act as the primary point of operational contact for the administration and operation of this TSA (each, a “Transition Manager”). Each Transition Manager shall have overall responsibility for (1) coordinating, on behalf of the Seller Parties or Buyer, as applicable, all activities undertaken by the Seller Parties or Buyer, as applicable, hereunder, (2) coordinating the provision of the applicable Transition Services, (3) acting as a day-to-day contact with the other Party’s Transition Manager, and (4) making available to the other Party the data, facilities, resources and other support services required for the respective Parties to be able to provide the applicable Transition Services in accordance with the requirements of this TSA. Either Party may change its Transition Manager by providing written notice to the other Party. Section 2.6 No Obligation to Continue to Use Transition Services; Assist in Transitioning. No Recipient shall be obligated to continue to use any of the applicable Transition Services and may terminate their use of any applicable Transition Service in accordance with Article IV hereof. Notwithstanding the foregoing, each Provider shall assist Recipient in their respective efforts in undertaking to provide for itself any Transition Service, including (i) giving such Recipient actual possession of any documents, data, and other records used or useful in the delivery of such Transition Service and taking such other steps as are reasonably necessary to assist such Recipient in providing itself such Transition Service; (ii) using commercially reasonable efforts to obtain, at Recipient’s sole cost and expense, all licenses, approvals and consents of any third party required by Provider or their respective Affiliates to provide the Transition Services; provided that to the extent any such license, approval or consent is not obtained, the Parties shall cooperate with each other, upon written request of Recipient, to obtain for Recipient, at no cost to Provider, an arrangement with respect thereto to provide the Transition Services; and (iii) using commercially reasonable efforts to ensure that any Person engaged in providing any Transition Services on behalf of Provider (a) comply with all of Recipient’s reasonable and lawful requests, directions, or regulations made known to Provider in relation to the safety and security of Recipient’s premises, property, or personnel, and (b) at all times while on Recipient’s premises, maintain standards of conduct, efficiency, punctuality and attire that comply with Recipient’s reasonable and lawful requests that are made known to Provider.

4 ARTICLE III FEES AND PAYMENT Section 3.1 Fees. 3.1.1 The fees for the Seller Transition Services are set forth in Schedule 1 and Schedule 4 (collectively, the “Seller Fees”). The fees for the Buyer Transition Services are set forth in Schedule 2 and Schedule 4 (collectively, the “Buyer Fees” and together with the Seller Fees, the “Fees”). 3.1.2 Within five (5) Business Days of the Closing Date, Buyer shall pay CVG $2,000,000 by wire transfer of immediately available funds to the account designated in writing by CVG. 3.1.3 Additional amounts may be earned by CVG in accordance with Schedule 3. Section 3.2 Payment and Invoices. The applicable Provider shall invoice the appliable Recipient for the applicable Fees in advance each month. Recipient shall pay each invoice no later than sixty (60) days after receipt of such invoice. Payment of all such invoices shall be made in United States dollars ($) payable by either a check or electronic transfer of immediately available funds to such account or accounts as may be designated from time to time by the applicable Provider. Section 3.3 Expenses. In the event Provider or any of their Affiliates incur reasonable and documented out-of-pocket expenses in the provision of any Transition Services (excluding, for the avoidance of doubt, payments made to employees of Provider or any of their Affiliates) (“Out-of-Pocket Expenses”), Recipient shall reimburse Provider for all Out-Of-Pocket expenses in accordance with the invoice procedures set forth in Section 3.2, provided (i) such invoices set forth such Out-Of-Pocket expenses in reasonable detail, with such supporting documentation as Recipient may reasonably request and (ii) such Out-of-Pocket Expenses only include incremental costs of providing Transition Services in the normal course of business and shall not include extraordinary or one-time costs (including, without limitation, such costs related to the termination of Transition Services). ARTICLE IV TERMINATION Section 4.1 Termination. 4.1.1 Buyer may terminate its right to receive any particular Transition Service for any or no reason by providing the Seller Parties not less than thirty (30) days prior written notice setting forth the termination date for such Transition Service. Seller Parties may terminate their right to receive any particular Transition Service for any or no reason by providing Buyer not less than thirty (30) days prior written notice setting forth the termination date for such Transition Service.

5 4.1.2 If a Party materially breaches any of its obligations under this TSA, and does not cure such breach within ten (10) Business Days after receiving written notice thereof from the non-breaching Party, then the non-breaching Party may, at its option, terminate any Transition Service affected by such breach or this TSA in its entirety by providing written notice of termination to the other Party, which termination shall be effective immediately. 4.1.3 This TSA may be terminated at any time by mutual written agreement of the Parties. ARTICLE V INDEMNIFICATION Section 5.1 Indemnification Obligation. Each Party (the “Indemnifying Party”) agrees to save, defend, indemnify and hold harmless the other Party (the “Indemnified Party”) from and against any and all Losses arising out of or resulting from (i) any gross negligence or willful misconduct on the part of either Party in performing its obligations under this TSA, or (ii) any breach of this TSA by either Party. Section 5.2 Indemnification Procedure. The indemnification procedures set forth in Section 8.3 of the Purchase Agreement shall govern any claim for indemnification under this TSA. ARTICLE VI GENERAL Section 6.1 Confidentiality. Each Party acknowledges that it will have access to confidential and proprietary information concerning the other Party, its customers, Affiliates and its business, which information is not readily available to the public. The Parties acknowledge that each has taken and will continue to take commercially reasonable actions to ensure such confidential and proprietary information is not made available to the public. The Parties further agree that they will not, and that they will cause their respective Affiliates not to, at any time (during the Service Period or thereafter) disclose to any Person (except to their respective Affiliates and the officers, directors, designees, employees, agents, and representatives of such Party and their respective Affiliates who require such information in order to perform their duties hereunder or, in the case of Buyer, to receive the full benefit of the Transition Services, but provided that such disclosure is pursuant to reasonable confidentiality obligations that are at least equivalent to those contained herein), directly or indirectly, or make any use of, distribute or make copies of, for any purpose other than those contemplated by the Purchase Agreement or this TSA, any such confidential or proprietary information of the other Party. Notwithstanding the foregoing, information of a Party disclosed to the other Party shall not be deemed a breach of this Section 6.1 if such information (1) becomes known to the public without breach of this Section 6.1 by the other Party, (2) is disclosed to the other Party by a third party not subject to a confidentiality obligation to the disclosing Party, or (3) is independently developed by the other Party without reference to the disclosing Party’s information. Notwithstanding the foregoing, either Party may disclose the confidential information of the other in the following circumstances (or as otherwise provided by the provisions of this TSA), provided that such Party shall, to the extent reasonably possible and permitted by applicable Law, first promptly notify the other Party of such intended disclosure and shall cooperate in seeking any limitations on such disclosure and/or protective

6 measures for disclosed information: (a) in response to a court order or formal discovery request; (b) if a request is made by any Governmental Authority; and (c) as otherwise required by applicable Law. Section 6.2 Relationship of the Parties. Provider, in performance of this TSA, is acting as independent contractors to Recipient, and not as partners, a joint venture, or agent. The Parties do not intend to create by this TSA an employer-employee relationship. Each Party retains control over its personnel, and the employees of one Party shall not be considered employees of the other Party. Neither Party shall be bound by any representation, act or omission of the other Party. Neither Party has any right, power or authority to create any obligation, express or implied, on behalf of the other Party. Section 6.3 Subcontracting. The Provider may use contractors, subcontractors, vendors or other third parties (the “Third Parties”) to provide the Transition Services; provided, however, that unless such Third Party is listed on Schedule 1, Schedule 2 or Schedule 4 attached hereto, Provider shall obtain the prior written consent of Recipient to use such Third Party in the provision of the Transition Services. Provider shall be solely responsible and liable for all acts or omissions of any such Third Party. Section 6.4 Survival. Article I, Article V and this Article VI and any provisions of this TSA that by their nature are necessary to survive the expiration or termination of this TSA shall survive the expiration or termination of this TSA. Section 6.5 Amendment and Modifications. This TSA may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by each Party. Section 6.6 Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. Section 6.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made by delivery in person, by an internationally recognized overnight courier service, by electronic mail or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties hereto at the addresses set forth in Section 10.4 of the Purchase Agreement, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice. Any notice which is delivered personally or by electronic mail in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party or its agent. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is addressed at the close of business, local time of the recipient, on the fourth Business Day after the day it is so placed in the mail (or on the first Business Day after placed in the mail if sent by overnight courier) or, if earlier, the time of actual receipt.

7 Section 6.8 Entire Agreement. This TSA (including the schedules hereto) and the Purchase Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof. This TSA shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Party to this TSA shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this TSA shall have been executed and delivered by each of the Parties. Section 6.9 Third Party Beneficiaries. This TSA shall be binding upon and inure solely to the benefit of each Party, and nothing in this TSA, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this TSA. Section 6.10 Governing Law. This TSA and all disputes or controversies arising out of or relating to this TSA or the transactions contemplated hereby (in contract or tort) shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Section 6.11 Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this TSA brought by the other Party or its successors or assigns shall be brought and determined in any state or federal court sitting in the city of Wilmington, Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this TSA and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this TSA or the transactions contemplated hereby, (1) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (2) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (3) that (a) the suit, action or proceeding in any such court is brought in an inconvenient forum, (b) the venue of such suit, action or proceeding is improper, or (c) this TSA, or the subject matter hereof, may not be enforced in or by such courts.

8 Section 6.12 Assignment; Successors. All the terms and provisions of this TSA shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be. No Party hereto shall assign this TSA or any part hereof without the prior written consent of the other Party (with Mayflower permitted to act on behalf of all Seller Parties), and any assignment in contravention of the foregoing shall be null and void; provided, however, Buyer may assign this TSA and its rights and obligations under this TSA, in whole or in part, without consent, to any of its Subsidiaries or Affiliates or any Person that acquires all or substantially all of the equity or assets of Buyer; provided that any such assignment shall not relieve Buyer from its obligations hereunder. Further, Buyer may assign any of their respective rights, interests or obligations hereunder for collateral security purposes to any lender providing financing to Buyer or its Subsidiaries or Affiliates and any such lender may exercise all of the rights and remedies of Buyer hereunder. Section 6.13 Currency. All references to “dollars” or “$” or “US$” in this TSA refer to United States dollars, which is the currency used for all purposes in this TSA. Section 6.14 Severability. Whenever possible, each provision or portion of any provision of this TSA shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this TSA is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this TSA shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Section 6.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS TSA HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS TSA OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 6.16 Further Assurances. Each of the Parties agrees that from time to time, at the reasonable request of the other Party, it shall execute and deliver such other instruments and documents and take such other actions (including, with respect to the Seller Parties, obtaining required third-party consents, if applicable) as the other Party may reasonably request to effectuate the transactions contemplated by this TSA. Section 6.17 Specific Performance. The Parties each acknowledge that the rights of each Party to consummate the transactions contemplated by this TSA are special, unique and of extraordinary character and that, in the event any Party violates or fails or refuses to perform any covenant or agreement made by it in this TSA, the nonbreaching Party may be without an adequate remedy at Law. The Parties agree, therefore, that in the event any Party violates or fails or refuses to perform any covenant or agreement made by such Party in this TSA, the nonbreaching Party or Parties may, subject to the terms of this TSA and in addition to any remedies at Law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief (without any requirement to post bond).

9 Section 6.18 Counterparts. This TSA may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A signed copy of this TSA delivered by electronic mail or other means of electronic transmission (including DocuSign) shall be deemed to have the same legal effect as delivery of an original signed copy of this TSA. Section 6.19 No Presumption Against Drafting Party. Each Party acknowledges that it has been represented by legal counsel in connection with this TSA and the transactions contemplated by this TSA. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this TSA against the drafting party has no application and is expressly waived. [Signature Page Follows]

[Signature Page to Transition Services Agreement] IN WITNESS WHEREOF, the Parties have caused this TSA to be executed as of the date first written above. MAYFLOWER VEHICLE SYSTEMS, LLC By: /s/ James R. Ray Name: James R. Ray Title: President COMMERCIAL VEHICLE GROUP, INC. By: /s/ James R. Ray Name: James R. Ray Title: President SVO, LLC By: /s/ Stephen Roy Name: Stephen Roy Title: President